Exhibit 23.2
                            ------------

                  Consent of Independent Accountants


We consent to the incorportation by reference in the registration statement of The Kroger Co. on Form S-8 (File No. 33-29640) of our report dated March 29, 1996, on our audits of the financial statements and financial statement schedules of The Kroger Co. Savings Plan as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



(COOPERS & LYBRAND L.L.P.)
COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
April 24, 1996